EXHIBIT 8.1

Subsidiaries of Excel Maritime Carriers Ltd.

Ship-owning Wholly-owned Subsidiaries:

Company	Country of Incorporation	Vessel Name

Lowlands Beilun Shipco LLC	Marshall Islands	Lowlands Beilun
Iron Miner Shipco LLC	Marshall Islands	Iron Miner
Kirmar Shipco LLC	Marshall Islands	Kirmar
Iron Beauty Shipco LLC	Marshall Islands	Iron Beauty
Iron Manolis Shipco LLC	Marshall Islands	Iron Manolis
Iron Brooke Shipco LLC	Marshall Islands	Iron Brooke
Iron Lindrew Shipco LLC	Marshall Islands	Iron Lindrew
Coal Hunter Shipco LLC	Marshall Islands	Coal Hunter
Pascha Shipco LLC	Marshall Islands	Pascha
Coal Gypsy Shipco LLC	Marshall Islands	Coal Gypsy
Iron Anne Shipco LLC	Marshall Islands	Iron Anne
Iron Vassilis Shipco LLC	Marshall Islands	Iron Vassilis
Iron Bill Shipco LLC	Marshall Islands	Iron Bill
Santa Barbara Shipco LLC	Marshall Islands	Santa Barbara
Ore Hansa Shipco LLC	Marshall Islands	Ore Hansa
Iron Kalypso Shipco LLC	Marshall Islands	Iron Kalypso
Iron Fuzeyya Shipco LLC	Marshall Islands	Iron Fuzeyya
Iron Bradyn Shipco LLC	Marshall Islands	Iron Bradyn
Grain Harvester Shipco LLC	Marshall Islands	Grain Harvester
Grain Express Shipco LLC	Marshall Islands	Grain Express
Iron Knight Shipco LLC	Marshall Islands	Iron Knight
Coal Pride Shipco LLC	Marshall Islands	Coal Pride
Iron Man Shipco LLC	Marshall Islands	Iron Man
Coal Age Shipco LLC	Marshall Islands	Coal Age
Fearless I Shipco LLC	Marshall Islands	Fearless I
Barbara Shipco LLC	Marshall Islands	Barbara
Linda Leah Shipco LLC	Marshall Islands	Linda Leah
King Coal Shipco LLC	Marshall Islands	King Coal
Coal Glory Shipco LLC	Marshall Islands	Coal Glory
Fianna Navigation S.A.	Liberia	Isminaki
Marias Trading Inc.	Liberia	Angela Star
Yasmine International Inc.	Liberia	Elinakos
Tanaka Services Ltd.	Liberia	Rodon
Amanda Enterprises Ltd.	Liberia	Happy Day
Whitelaw Enterprises Co.	Liberia	Birthday
Candy Enterprises Inc.	Liberia	Renuar
Fountain Services Ltd.	Liberia	Powerful
Harvey Development Corp.	Liberia	Fortezza
Teagan Shipholding S.A.	Liberia	First Endeavour
Minta Holdings S.A.	Liberia	July M
Odell International Ltd.	Liberia	Mairouli
Ingram Limited	Liberia	Emerald
Snapper Marine Ltd.	Liberia	Marybelle (5)
Barland Holdings Inc.	Liberia	Attractive
Centel Shipping Company Limited	Cyprus	Lady
Castalia Services Ltd.	Liberia	Princess I
Sandra Shipco LLC (1)	Marshall Islands	Sandra
Christine Shipco LLC (3)	Marshall Islands	Christine
Hope Shipco LLC	Marshall Islands	Mairaki
Fritz Shipco LLC (2) (4)	Marshall Islands	Fritz
Benthe Shipco LLC (2) (4)	Marshall Islands	Benthe
Gayle Frances Shipco LLC (2) (4)	Marshall Islands	Gayle Frances
Iron Lena Shipco LLC (2) (4)	Marshall Islands	Iron Lena

(1)  Formerly Iron Endurance Shipco LLC.
(2)  Newbuilding vessels.
(3)  Christine Shipco LLC is owned 71.4% by the Company.
(4)  Consolidated joint venture owned 50% by the Company.
(5)  Vessel was sold on February 10, 2011.

We have also established the following companies to acquire vessels:

Company	Country of Incorporation	Date of Incorporation
Magalie Investments Corp.	Liberia	March 2005
Melba Management Ltd.	Liberia	April 2005
Naia Development Corp.	Liberia	April 2005

In addition, Liegh Jane Navigation S.A. is suspended following the sale of the M/V Swift in March 2009.

Non Ship-owning Wholly-owned Subsidiaries:

Company	Country of Incorporation	Date of Incorporation
Maryville Maritime Inc.	Liberia	August 1983
Point Holdings Ltd. (1)	Liberia	February 1998
Thurman International Ltd. (2)	Liberia	April 2002
Bird Acquisition Corp. (3)	Marshall Islands	January 2008

In addition, Quintana Management LLC and Quintana Logistics were dissolved on July 21, 2010. Both companies had no operations during the period from the merger on April 15, 2008 to the date of their dissolution.

(1)	As of March 30, 2011, Point Holdings Ltd. is the parent company (100% owner) of sixteen Liberian ship-owning companies, one Liberian holding company and five Liberian non-ship-owning companies.

(2)	Thurman International Ltd. is the parent company (100% owner) of Centel Shipping Company Limited, the owner of M/V Lady.

(3)
As of March 30, 2011, Bird Acquisition Corp. ("Bird") is the parent company (100% owner) of 31 Marshall Islands ship-owning companies.  Bird is also a joint-venture partner in five Marshall Island ship-owning companies, four of which are 50% owned by Bird and one of which is 71.4% owned by Bird. Bird is the successor-in-interest to Quintana Maritime Ltd.